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                                                                     Exhibit 5.1

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                FOUR TIMES SQUARE
                               NEW YORK, NY 10036
                                 (212) 735-3000


                                                          ________________, 2001


EME Homer City Generation L.P.
1750 Power Plant Road
Homer City, Pennsylvania  15748-8009

                     Re:  EME Homer City Generation L.P.
                          Registration Statement on Form S-4
                          ----------------------------------

Ladies and Gentlemen:

             We are acting as special counsel to EME Homer City Generation L.P., a Pennsylvania limited partnership (the "Partnership"), in connection with the solicitation of consents (the "Consent Solicitation") from holders of $300,000,000 aggregate principal amount of 8.137% Senior Secured Bonds due 2019 and $530,000,000 aggregate principal amount 8.734% Senior Secured Bonds due 2026 (collectively, the "Old Bonds"), issued by Edison Mission Holdings Co., a California corporation ("Holdings"), under the Indenture, dated as of May 27, 1999 (the "Indenture"), by and between Holdings, as issuer, and the United States Trust Company of New York, as trustee. The Indenture provides that Holdings is the issuer of the Old Bonds. A Guarantee and Collateral Agreement, dated as of March 18, 1999 (as amended, the "Guarantee and Collateral Agreement"), by Edison Mission Holdings Co., Edison Mission Finance Co., Homer City Property Holdings, Inc., Chestnut Ridge Energy Co., Mission Energy Westside, Inc., the Partnership and Edison Mission Energy in favor of United Trust Company of New York, as Collateral Agent, provides that the Partnership, along with other direct and indirect subsidiaries of Holdings, is a guarantor of Holdings' obligations on the Old Bonds. When the consents required under the Indenture are received pursuant to the Consent Solicitation, the Partnership proposes to enter into a sale-leaseback transac tion (the "Transaction"), which contemplates that Homer City Funding LLC, a Delaware limited liability company ("Homer City Funding"), will assume all obligations under the Old Bonds, and that Holdings, the Partnership and the other subsidiaries of Holdings that have guaranteed the Old Bonds, will be released from their respective obligations under the Old Bonds. As a result of the Transaction, Homer City Funding, as issuer, and The Bank of New York, as trustee (the "Trustee") will enter into an amended and restated Indenture (the "Amended and Restated Indenture"), which will provide for the issuance by Homer City Funding of 8.137% Senior Secured Bonds due 2019 (the "Series A New Bonds") and 8.734% Senior Secured Bonds due

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     EME Homer City Generation L.P.
     __________, 2001
     Page 2


2026 (the "Series B New Bonds" and, together with the Series A New Bonds, the "New Bonds") in replacement of like principal amounts of the respective Old Bonds.

             This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

             In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

      (i) the Registration Statement on Form S-4 (File No. 333-70068) relating to the consent solicitation and the issuance of the New Bonds filed with the Securities and Exchange Commission (the "Commission") on September 24, 2001, under the Act (the "Registration Statement");

      (ii) Amendment No. 1 to the Registration Statement filed with the Commis sion on September 25, 2001;

      (iii)  the Indenture;

      (iv)   the Guarantee and Collateral Agreement;

      (v)    a form of the Amended and Restated Indenture;

      (vi) the limited liability company agreement of Homer City Funding, dated ________________, 2001;

      (vii) certain resolutions adopted by the members of Homer City Funding relating to the Consent Solicitation and the Transaction, the New Bonds, the entry into the Amended and Restated Indenture and related matters;

      (viii) the form of the Old Bonds;

      (ix)   the form of the New Bonds; and

      (x) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement.


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     EME Homer City Generation L.P.
     __________, 2001
     Page 3


             We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Homer City Funding and such agreements, certificates of public officials, certificates of officers or other representatives of Homer City Funding and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

             In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than Homer City Funding, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Homer City Funding and others.

             In rendering the opinion set forth above, we have assumed that the execution and delivery by Homer City Funding of the Amended and Restated Indenture and the New Bonds and the performance by Homer City Funding of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which Homer City Funding or its properties is subject.

             Our opinion set forth herein is limited to the Limited Liability Company Act of the State of Delaware and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Consent Solicitation and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein stated.


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     EME Homer City Generation L.P.
     __________, 2001
     Page 4


             Based upon and subject to the foregoing, and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the consents required under the Indenture have been received as set forth in the Consent Solicitation, when the Amended and Restated Indenture has been entered into, and when the New Bonds, in the form examined by us, have been duly executed and authenticated in accordance with the terms of the Amended and Restated Indenture and have been delivered, as contemplated by the Consent Solicitation upon consummation of the Transaction, in replacement of the Old Bonds, (i) the Series A New Bonds will constitute valid and binding obligations of Homer City Funding and (ii) the Series B New Bonds will constitute valid and binding obligations of Homer City Funding, in each case, enforceable against Homer City Funding in accordance with their terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

             We hereby consent to the filing of this opinion with the Commission as an exhibit to the Amendment No. 1. We also consent to the reference to our firm under the caption "Legal Matters" in the consent solicitation statement included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                        Very truly yours,